The American Funds Tax-Exempt Series II 333 South Hope Street Los Angeles, California 90071 (949) 975-5000

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

KRISTINE M. NISHIYAMA, Executive Vice President and Principal Executive Officer, and BRIAN C. JANSSEN, Treasurer and Principal Financial Officer of The American Funds Tax-Exempt Series II (the "Registrant"), each certify to the best of her or his knowledge that:

1)	The Registrant's periodic report on Form N-CSR for the period ended July 31, 2020 (the "Form N-CSR") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2)	The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Principal Executive Officer	Principal Financial Officer

THE AMERICAN FUNDS TAX-EXEMPT SERIES II	THE AMERICAN FUNDS TAX-EXEMPT SERIES II

_/s/ Kristine M. Nishiyama_____________________	__/s/ Brian C. Janssen_________________
Kristine M. Nishiyama, Executive Vice President	Brian C. Janssen, Treasurer

Date: September 30, 2020	Date: September 30, 2020

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to THE AMERICAN FUNDS TAX-EXEMPT SERIES II and will be retained by THE AMERICAN FUNDS TAX-EXEMPT SERIES II and furnished to the Securities and Exchange Commission (the "Commission") or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Form N-CSR filed with the Commission.